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                                                                  EXHIBIT (8)(B)

                                                                   March 6, 1992

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

    Re: Supplement to Custodian Contract with Respect to
        CGM Mutual Fund, a Series of CGM Trust

Ladies and Gentlemen:

    CGM Mututal Fund (formerly, Loomis-Sayles Mutual Fund) hereby advises you that, effective December 20, 1991, (i) the name of CGM Mutual Fund has been changed to CGM Trust (the "Trust"); (ii) the Trust has created a new series of shares of beneficial interest designated as CGM Fixed Income Fund; and (iii) the Trust has redesignated its Original Series as CGM Mutual Fund (the "Mutual Fund Series").

    The Trust desires that State Street Bank and Trust Company ("State Street") continue to serve as Custodian with respect to the Mutual Fund Series pursuant to the terms and conditions of the Custodian Agreement by and between the Trust and State Street, dated April 30, 1986 (the "Custodian Contract"), subject to the following: (A) the appointment of, and service by, State Street as Custodian under the Custodian Contract shall apply only with respect to the shares of beneficial interest of the Mutual Fund Series; and (B) notwithstanding any other provision of the Custodian Contract, the rights, obligations and remedies of the parties thereto shall constitute rights, obligations and remedies only with respect to the Mutual Fund Series and the assets of the Mutual Fund Series, and no other series of the Trust shall have any rights, obligations or remedies under the Custodian Contract.

    Please acknowledge your agreement to serve as Custodian for the Mutual Fund Series in accordance with the terms and conditions of the Custodian Contract, as supplemented hereby, by executing this letter agreement in the space provided below and returning it to the undersigned.

                                        Very Truly Yours,

                                        CGM TRUST

                                        By: /s/Robert L. Kemp
                                            ----------------------------------
                                        Name: Robert L. Kemp
                                        Title: President

Agreed and accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/Ronald E. Logue
    ------------------------------------
Name: Ronald E. Logue
Title: Senior Vice President